As filed with the Securities and Exchange Commission on April __, 2002.

                                                      Registration No.
                                                                       -------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of l933


                          L.A.M. PHARMACEUTICAL, CORP.

                (Exact name of issuer as specified in its charter)


                   Delaware                               52-2278236
          ----------------------------                ------------------
          (State or other jurisdiction                  (I.R.S. Employer
        of incorporation or organization                Identification No.)

  800 Sheppard Avenue West, Commercial Unit 1
  Toronto, Ontario, Canada                                      M3H 6B4
  ----------------------------------------------------          --------
   (Address of Principal Executive Offices                     (Zip Code)

                           Incentive Stock Option Plan
                         Non-Qualified Stock Option Plan
                                Stock Bonus Plan
                     ------------------- ------------------
                              (Full Title of Plan)

                                Joseph T. Slechta
                  800 Sheppard Avenue West, Commercial Unit 1,
                        Toronto, Ontario, Canada M3H 6B4
       -----------------------------------------------------------------
                     (Name and address of agent for service)

                        (877) 526-7717 or (416) 633-7047
                        --------------------------------
          (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

                               William T. Hart, Esq.
                                  Hart & Trinen
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                          Proposed   Proposed
Title of                                  maximum    maximum
Securities                    Amount      offering   aggregate      Amount of
 to be                        to be       price      offering       registration
registered                 registered (1)            per share (2)  price fee
--------------------------------------------------------------------------------

Common Stock Issuable
   Pursuant to Stock
   Bonus Plan (as amended)  1,500,000       $0.84   $1,260,000          $116



(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the common stock. The shares subject to this Registration Statement reflect the shares issuable pursuant to the Stock Bonus Plan all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average bid and asked prices of the Registrant's common stock on April 8, 2002.

                          L.A.M. PHARMACEUTICAL, CORP.

               Cross Reference Sheet Required Pursuant to Rule 404

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

(NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not filed with this Registration Statement.)
Item
 No.     Form S-8 Caption                             Caption in Prospectus
----     ----------------                             ---------------------

  1.     Plan Information

         (a)  General Plan Information         Stock Option and Bonus Plans

         (b)  Securities to be Offered         Stock Option and Bonus Plans

         (c)  Employees who may Participate    Stock Option and Bonus Plans
              in the Plan

         (d) Purchase of Securities Pursuant Stock Option and Bonus Plans to the Plan and Payment for Securities Offered

         (e)  Resale Restrictions              Resale of Shares by Affiliates

         (f)  Tax Effects of Plan              Stock Option and Bonus Plans
              Participation

         (g)  Investment of Funds              Not Applicable.

         (h)  Withdrawal from the Plan;        Other Information Regarding the
              Assignment of Interest           Plans

         (i)  Forfeitures and Penalties        Other  Information    Regarding
                                               the Plans

         (j)  Charges and Deductions and       Other Information  Regarding  the
              Liens Therefore                  Plans


 2.      Registrant Information and Employee   Available Information, Documents
         Plan Annual Information               Incorporated by Reference

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference The following documents filed by L.A.M. with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

    (1) Annual Report on Form 10-KSB for the fiscal year ended December 31,
2001.

      All reports and documents subsequently filed by L.A.M. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities

      Not required.

Item 5 - Interests of Named Experts and Counsel

      Not Applicable.

Item 6 - Indemnification of Directors and Officers

      The Delaware General Corporation Law provides in substance that L.A.M. shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of L.A.M., or is or was serving at the request of L.A.M. as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by L.A.M. in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to L.A.M. unless it shall ultimately be determined that such person is entitled to be indemnified by L.A.M.

Item 7 - Exemption from Registration Claimed


      In April 2002, L.A.M. issued shares of its common stock pursuant to L.A.M.'s Stock Bonus Plan (as amended) to:

      Name                    Shares            Consideration

      John C. Leo            265,000            Services rendered
      Dan Oreskovich         150,000            Services rendered
      Joerg Schweitzer        90,000            Services rendered
      Gary Stein             700,000            Services rendered
      David Coates            50,000            Services rendered
      Fausto Noce            140,000            Services rendered

      The amended Stock Bonus Plan, which provides for the issuance of a maximum of 2,000,000 shares of common stock, is filed as Exhibit 4.2 to this Registration Statement.

      The shares issued to the foregoing persons were not registered under the Securities Act of 1933 but were sold in reliance upon the exemption provided by
Section 4(2) of the Act. The shares of common stock were acquired for investment purposes only and without a view to distribution. The certificate representing the shares of common stock bears a legend stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. The shares are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

Item 8 - Exhibits

3.1   Certificate of Incorporation
      as amended                                             (1)
                                                   --------------------------

3.2   Bylaws                                                 (1)
                                                   -------------------------

4.2   Stock Bonus Plan (as amended)
                                                   -------------------------

5     Opinion of Counsel
                                                   --------------------------

23.1  Consent of Attorneys
                                                   --------------------------

23.2  Consent of Accountants
                                                   --------------------------

24.   Power of Attorney                            Included as part of the
                                                   Signature Page

99 - Additional Exhibits
        (Re-Offer Prospectus)

(1) Incorporated by reference to the same exhibit filed with L.A.M.'s Registration Statement on Form 10-SB.

Item 9 - Undertakings

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
            (i) to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;
            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

            Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934

            (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Joseph T. Slechta his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on April 10, 2002.

                                    L.A.M. PHARMACEUTICALS, CORP.

                                    By:    /s/ Joseph T. Slechta
                                          ------------------------------------
                                          Joseph T. Slechta
                                          President, Chief Operating Officer and
                                          Principal Financial Officer

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date

/s/ Joseph T. Slechta
---------------------------
Joseph T. Slechta                   Director              April 10, 2002

 /s/ Alan Drizen
---------------------------
Alan Drizen                         Director              April 10, 2002

 /s/ Peter Rothbart
---------------------------
Peter Rothbart                      Director              April 10, 2002


---------------------------
Gary M. Nath                        Director

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                                    EXHIBITS


                           L.AM. PHARMACEUTICAL, CORP.
                            800 Sheppard Avenue West
                                Commercial Unit 1
                                Toronto, Ontario
                                 Canada M3H 6B4